UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2019

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2019, Robert Seidel entered into a Transition and Separation Agreement (the “Transition Agreement”) with FARO Technologies, Inc. (the “Company”). Pursuant to the Transition Agreement, Mr. Seidel acknowledged his resignation from the position of Chief Financial Officer of the Company and as an officer or director of any subsidiary of the Company effective July 26, 2019. Mr. Seidel will continue to serve as an at-will employee of the Company through October 31, 2019, or such earlier date as determined by the Company, in its sole discretion, upon notice to Mr. Seidel (the “Transition Period”), in order to provide assistance and input concerning ongoing business matters, to effectively transition matters to other executives and to perform such other duties as directed by the Company’s Chief Financial Officer. The Company will continue to pay Mr. Seidel his current base salary of $344,020 per annum through October 31, 2019. Mr. Seidel will not receive a bonus payment under the Company’s short-term cash incentive program in respect of performance for any part of 2019.
Consistent with the Company’s severance obligations to Mr. Seidel set forth in the Employment Agreement, dated December 21, 2016, between the Company and Mr. Seidel filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 21, 2016, the Transition Agreement provides that, following the Transition Period, Mr. Seidel will receive the following severance benefits:

•
Base salary severance. The Company will continue to pay Mr. Seidel his existing salary of $344,020 payable in biweekly installments over a period of 12 months following the expiration of the Transition Period, or until October 31, 2020 if Mr. Seidel is discharged without cause during the Transition Period or if the Company exercises its right to shorten the Transition Period for any reason.

•
Stock option and restricted stock unit vesting. Any outstanding and unvested stock options held by Mr. Seidel will become fully exercisable as of the expiration of the Transition Period and any outstanding restricted stock units held by Mr. Seidel will become fully vested and will immediately convert to shares of the Company’s common stock as of the expiration of the Transition Period.

In addition, the Company will reimburse Mr. Seidel for the monthly COBRA payments that Mr. Seidel makes for a period of up to 12 months. The Transition Agreement includes non-compete and non-solicitation covenants pursuant to which Mr. Seidel has agreed not to compete against or solicit any customer or employee of the Company for a period of two years after the conclusion of the Transition Period, and also includes confidentiality and non-disparagement covenants.
This summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and Separation Agreement by and between FARO Technologies, Inc. and Robert E. Seidel, dated July 31, 2019
104	Cover Page Interactive Data File - The cover page of this Current Report on Form 8-K filed on August 2, 2019, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

August 2, 2019	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary